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                                                                    EXHIBIT 5.1



[FIRM LOGO]
GUNSTER, YOAKLEY, VALDES-FAULI & STEWART, P.A.
ATTORNEYS AT LAW

                                 March 25, 1999

Coastal BHC, Inc.
255 Palm Avenue
Miami Beach, FL 33139

         Re:      COASTAL BHC, INC.
                  SEC File No. 333-__________

Ladies and Gentlemen:

         We have acted as counsel to COASTAL BHC, INC., a Florida corporation (the "Company"), in connection with the proposed issuance and sale of the following securities registered on a Form SB-2 Registration Statement, SEC File No. 333-________ (the "Registration Statement"), filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"):

         1. A maximum of 1,000,000 shares of Common Stock, $.01 Par Value Per Share.

         In rendering the opinion expressed herein, we have obtained from officers of the Company certificates, agreements and assurances and have examined originals or copies, identified to our satisfaction, of such other certificates, agreements and other assurances as we considered necessary for the purposes of rendering the opinion hereinafter expressed.

         We have also consulted with officers and directors of the Company and have obtained such representations with respect to the matters of fact as we have deemed necessary or advisable for purposes of rendering the opinion hereinafter expressed. We have not independently verified the factual statements made to us in connection therewith, nor the veracity of such representations.



One Biscayne Tower
2 South Biscayne Boulevard, Suite 3400, Miami, Florida 33131-1897
(305) 376-6000 Fax: (305) 376-6010 e-mail: clientservices@gunster.com http://www.gunster.com

Mr. Hans C. Mueller
March 25, 1999
Page 2



         After the Commission has declared the Registration Statement to be effective (such Registration Statement as is finally declared effective and the form of Prospectus contained therein being hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively) and when the applicable provisions of the "Blue Sky" or other state securities laws shall have been complied with, the Company's securities covered by the Registration Statement, upon receipt of payment therefor, will constitute legally issued securities of the Company, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference of this law firm in the Prospectus under the heading "Legal Matters." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                           Very truly yours,

                           GUNSTER, YOAKLEY, VALDES-FAULI & STEWART, P.A.

                           By: /s/ RICHARD J. BISCHOFF
                               ------------------------------------
                                   Richard J. Bischoff








One Biscayne Tower
2 South Biscayne Boulevard, Suite 3400, Miami, Florida 33131-1897
(305) 376-6000 Fax: (305) 376-6010 e-mail: clientservices@gunster.com http://www.gunster.com